                                                                   EXHIBIT 10.53

                           CRITICAL THERAPEUTICS, INC.

                      2006 SALARIES FOR EXECUTIVE OFFICERS

      On November 30, 2005, based on the recommendation of the Compensation Committee of the Board of Directors, our independent directors of the Board approved market-adjustment and merit increases in the annual base salary of our executive officers effective January 1, 2006. The 2006 annual base salary for each of our executive officers will be as follows:

Executive Officer                 Title                                                    2006 Annual Base Salary
-----------------                 -----                                                    -----------------------
Paul D. Rubin, M.D.               President and Chief Executive Officer                    $               367,000

Frederick Finnegan                Senior Vice President of Sales and Marketing             $               252,600

Walter Newman, Ph.D.              Chief Scientific Officer and Senior Vice President of    $               269,500
                                  Research and Development

Trevor Phillips, Ph.D.            Chief Operating Officer and Senior Vice President of     $               269,000
                                  Operations

Frank E. Thomas                   Chief Financial Officer, Senior Vice President of        $               252,600
                                  Finance and Treasurer

Scott B. Townsend, Esq.           Vice President of Legal Affairs and Secretary            $               220,000